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                                                         Exhibit 16.2

To: Securities and Exchange Commission

We audited the financial statements of PRT Group Inc. at December 31, 1994 and for the year then ended. In this regard, we agree with the statements made by PRT in the Registration Statement on Form S-1 dated the date hereof under the caption "Change in Accountants."

                                /s/ Shulman, Cohen, Furst, Kramer & Rosen, P.C.
                                    Shulman, Cohen, Furst, Kramer & Rosen, P.C.

New York, New York
September 22, 1997